PROSPECTUS SUPPLEMENT                        This Prospectus Supplement,
FOR THE PERIOD ENDING                        filed pursuant to Rule 424(b)(3),
SEPTEMBER 30, 1999 TO                        relates to Registration Statement
PROSPECTUS DATED                             No. 33-57302-02 and the
JANUARY 26, 1993                             Prospectus dated January 26, 1993

                       SECURITIES AND EXCHANGE COMMISSION
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 15, 1999

                           DISCOVER CARD TRUST 1993 B
                           --------------------------
             (Exact name of Registrant as specified in its charter)

Delaware                         0-21506                  Not Applicable
--------                         -------                  --------------
(State of                       (Commission                (IRS Employer
organization)                   File Number)         Identification No.)

c/o Discover Receivables Financing Group, Inc.
12 Read's Way
New Castle, Delaware                                 19720
--------------------------------------------------------------
(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code: (302) 323-7826

                                 Not Applicable
                                 --------------
                 (Former address, if changed since last report)

                                  Page 1 of 14
                         Index to Exhibits is on page 4

Item 5.  Other Events

On October 15, 1999 the Registrant made available the Monthly
Certificateholders' Statement for the Due Period of September 1999, which is attached as Exhibit 21 hereto.

Item 7.  Financial Statements and Exhibits

(c)   Exhibits


Exhibit No.                Description
-----------                -----------
21                         Monthly Certificateholders' Statement for Discover
                           Card Trust 1993 B related to the Due Period ending
                           September 30, 1999.


                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                           DISCOVER CARD TRUST 1993 B
                                  (Registrant)

                           By: DISCOVER RECEIVABLES FINANCING
                               GROUP, INC.
                               as originator of the Trust

                           By: Richard W. York
                               ----------------------------------
                               Richard W. York
                               Vice President

Date:  October 15, 1999

                                  EXHIBIT INDEX

Exhibit No.                Description
----------                 ------------
21                         Monthly Certificateholders' Statement for Discover
                           Card Trust 1993 B related to the Due Period ending
                           September 30, 1999.

                                       4